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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2005

                       Speaking Roses International, Inc.
             (Exact name of registrant as specified in its charter)

               Utah                   0-22515            20-0612376
  (State or other jurisdiction   (Commission File     (I.R.S. Employer
        of incorporation)             Number)        Identification No.)

                               404 Ironwood Drive
                           Salt Lake City, Utah 84115
                    (Address of principal executive offices)

                                 (801) 433-3900
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

         License Agreements. Speaking Roses International, Inc. (the "Company") has entered into certain license agreements pursuant to which it has granted exclusive licenses to manufacture, market and sell floral products utilizing the Company's proprietary embossing technology in the geographic regions of (a) India and Northern Africa, (b) Spain and Portugal and (c) South Africa, Namibia, Botswana, Swaziland, Lesotho, Zimbabwe and Mozambique. Such license agreements are for fixed terms and may be extended if the licensees are not in default and/or have sold a minimum number of licensed products. The licensees each paid initial license fees and are also obligated to pay ongoing royalties/license fees based on sales of licensed products.

         Area Development Agreement. On May 9, 2006, Speaking Roses Development Corporation, a wholly owned subsidiary of the Company ("Development Corporation"), entered into an Area Development Agreement with Bret Cloward Consulting, LLC ("Cloward"). The Area Development Agreement permits Cloward to refer potential franchisees to Development Corporation and to share in any franchise fees paid by franchisees of Development Corporation in Southern Utah and Clark County, Nevada.

         Modification and Restructuring Agreement. Effective as of May 9, 2006, Development Corporation entered into a Modification and Restructuring Agreement with Business Retail Group, LC ("BRG") and Michael Glauser, the principal of BRG and the Company's Vice President of Retail Operations, pursuant to which Development Corporation repurchased the area development rights in Clark County, Nevada and Southern Utah granted to BRG pursuant to an Area Development Agreement dated June 1, 2005, and all of the assets comprising the operations of BRG with respect to the franchised retail operation located in Salt Lake City, Utah. In consideration of the repurchase of the area development rights held by BRG, Development Corporation paid to BRG $15,000 in cash and issued a promissory note in the principal amount of $60,000 in connection with the execution of the Area Development Agreement with Cloward. The purchase price for the assets comprising the operations of BRG with respect to the franchised retail operation located in Salt Lake City, Utah, equaled $135,000, plus an amount equal to $40,000 minus the sums retained by BRG in its operating account generated pursuant to the area development agreement prior to the repurchase date. As additional consideration, the Company agreed to issue to BRG a warrant to purchase 150,000 common shares of the Company at an exercise price of $0.75 per common share in principal face amount. The warrant is exercisable for a period of ten years and will vest on May 9, 2007.

         General. The foregoing summary of material terms of the Area License and Equipment Lease Agreement, the License Agreements and the Modification and Restructuring Agreement is not complete. Each of these agreements and instruments is included as an exhibit to this report that is incorporated by reference in response to this item. Each of the agreements should be read in its entirety for a complete understanding of its respective terms and conditions and the transactions described above.

Item 3.02         Unregistered Sale of Equity Securities

         The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of the warrant set forth under the heading "Modification Agreement." The sale of the convertible securities described under the heading "Modification Agreement" was made pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, based in part on the representations made by the holder thereof.


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Item 7.01         Regulation FD Disclosure.

         On April 13, 2006, the Company issued a press release announcing the signing of an exclusive area development agreement with Anro Floral Farm with respect to the wholesale and retail expansion of the Company's franchise operations in the greater South African region. The press release is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

         On May 9, 2006, the Company issued a press release announcing the signing of an exclusive area development agreement with Opfutur Gestion S.L. with respect to the wholesale and retail expansion of the Company's franchise operations in Spain. The press release is incorporated herein by reference and furnished as Exhibit 99.2 hereto.

Item 9.01         Financial Statements and Exhibits.

         Exhibit No.       Description
         -----------       -----------

         10.15             Form of Area License Agreement.
         10.16             Form of Equipment Lease Agreement.
         10.17 Modification and Restructuring Agreement among Speaking Roses Development Corporation, Business Retail Group, LLC and Michael Glauser, effective as of May 9, 2006.
         99.1 Press Release issued April 13, 2006, announcing sale of area development rights in South Africa.
         99.2 Press Release issued May 9, 2006, announcing sale of area development rights in Spain.




















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: June 29, 2006

                                Speaking Roses International, Inc.
                                By:  /s/ Terrell A. Lassetter
                                     ------------------------
                                     Terrell A. Lassetter,
                                     Chief Executive Officer






























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